PDI CONTACT:	INVESTOR CONTACT:
Amy Lombardi	Melody Carey
PDI, Inc.	Rx Communications Group, LLC
(862) 207-7866	(917) 322-2571
Alombardi@pdi-inc.com	Mcarey@RxIR.com
www.pdi-inc.com

PDI Announces $55 million Agreement to Market

Rx Product through 2013 for Treatment of Knee Pain

PDI Forms New Division, Interpace BioPharma, LLC,

For Product Commercialization Enterprise

PARSIPPANY, N.J., August 1, 2011 – PDI, Inc. (Nasdaq: PDII) today announced that, through a newly formed business unit, Interpace BioPharma, LLC, it has entered into a two-and-a-half-year, fee-for-service agreement with a pharmaceutical company to market in the United States and its territories a treatment for pain of the knee.

The agreement is expected to generate approximately $10 million of revenues to PDI in 2011 and $55 million over the life of the contract. The agreement, which runs through December 31, 2013, includes an option for a contract extension. Under the agreement, Interpace will provide a dedicated full-time sales team and a fully integrated strategic and operational management team that, together with the pharmaceutical company, are responsible for the U.S. commercialization of the product.

“This major new agreement reflects the expanding capabilities of PDI and our commitment to grow our company through new service offerings like those delivered through Interpace BioPharma,” said Nancy Lurker, PDI’s Chief Executive Officer. “In promoting this pain therapy, we intend to demonstrate again the value and strategic flexibility that PDI can deliver to clients while gaining an additional and steady source of revenue for PDI. PDI now has the ability to offer clients the opportunity to outsource the full range of PDI’s product commercialization services, thus providing a compelling option beyond traditional co-promotion deals or out-licensing agreements. We look forward to realizing the full potential of this opportunity.”

PDI established Interpace BioPharma, LLC as part of its ongoing strategy for managing new commercial platforms, such as today’s agreement. Interpace is structured to provide the flexibility for additional fee-for-service agreements and other product commercialization opportunities.

Forward-Looking Statements

This press release contains forward-looking statements regarding future events and financial performance. These statements are based on current expectations and assumptions involving judgments about, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond PDI's control. These statements also involve known and unknown risks, uncertainties and other factors that may cause PDI's actual results to be materially different from those expressed or implied by any forward-looking statement. For example, with respect to statements regarding projections of future revenues, growth and profitability, actual results may differ materially from those set forth in this release based on the loss, early termination or significant reduction of any of our existing service contracts, the failure to meet performance goals in PDI's incentive-based arrangements with customers or the inability to secure additional business. Additionally, all forward-looking statements are subject to the risk factors detailed from time to time in PDI's periodic filings with the Securities and Exchange Commission, including without limitation, PDI's Annual Report on Form 10-K for the year ended December 31, 2010, and PDI's subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K. Because of these and other risks, uncertainties and assumptions, undue reliance should not be placed on these forward-looking statements. In addition, these statements speak only as of the date of this press release and, except as may be required by law, PDI undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

About PDI, Inc.

PDI is a leading health care commercialization company providing superior insight-driven, integrated multi-channel message delivery to established and emerging health care companies. The company is dedicated to enhancing engagement with healthcare practitioners and optimizing commercial investments for its clients by providing strategic flexibility, full product commercialization services, innovative multi-channel promotional solutions, and sales and marketing expertise. For more information, please visit the company's website at http://www.pdi-inc.com.